Exhibit 23.4 - Consent of Angerer & Angerer


                                ANGERER & ANGERER
                                ATTORNEYS AT LAW
                            7268 Blountstown Highway
                           Tallahassee, Florida 32310

                                MAILING ADDRESS:
                              POST OFFICE BOX 10468
                         TALLAHASSEE, FLORIDA 32302-2468

ROBERT J. ANGERER                                     TELEPHONE: (850) 576-5982
ROBERT J. ANGERER, JR.                                FACSIMILE: (850) 576-1342

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


         Re:  Coastal Caribbean Oils & Minerals, Ltd.


Ladies and Gentlemen:


         I hereby consent to the reference to me under the caption "Legal Proceedings" and under the caption "Legal Matters" in the prospectus constituting a part of the registration statement on Form S-1 relating to 6,520,249 shares of common stock of Coastal Caribbean Oils & Minerals, Ltd., a Bermuda corporation.



                                                 Very truly yours,

                                                 By: /s/ Robert J. Angerer
                                                     ---------------------
                                                         Robert J. Angerer



Tallahassee, Florida
January 10, 2002